CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard M. Shepperd, the President and Chief Executive Officer of Bioanalytical Systems, Inc. certify that (i) the Quaterly Report on Form 10-Q for the three months ended December 31, 2007 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bioanalytical Systems, Inc. as of the dates and for the periods set forth therein.

By:	/s/ Richard M. Shepperd
Richard M. Shepperd President and Chief Executive Officer Date: February 13, 2008